UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 6, 2021

Alpine 4 Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ  85016

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

Merger Transaction

On June 30, 2021, Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), issued a press release and letter to its shareholders, investors, employees, and the public relating to the upcoming merger (the “Merger”) of two of the Company’s subsidiaries, Impossible Aerospace Corporation and Vayu (US), Inc.  Kent Wilson, the Chief Executive Officer of the Company, Spencer Gore, President of Impossible Aerospace, and Daniel Pepper, President of Vayu (US), commented on the upcoming merger.  The press release is included herewith as Exhibit 99.1.

Additional information relating to the Merger will be provided as it becomes available.

Alternative Laboratories Order

Additionally, on July 6, 2021, the Company issued a press release to announce that its subsidiary, Alternative Laboratories, LLC (“Alt Labs”), had secured a $2,000,000 order for the third quarter of 2021. The order is for the production of a customer’s high quality and nutrient rich gut health product line.  Additional information relating to the order and Alt Labs can be found in the press release, included herewith as Exhibit 99.2.

Item 9.01 Financial Statement and Exhibits.

(d)Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 30, 2021
99.2	Press Release dated July 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson

Kent B. Wilson

Chief Executive Officer, President

(Principal Executive Officer)

Date: July 6, 2021